UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 9, 2011, NetSuite Inc. (the “Company”) entered into an amendment (the “Third Amendment”) of the commercial lease agreement (the “Original Lease”) for its corporate headquarters located in San Mateo, California. Under the terms of the Third Amendment, the term of the Original Lease will be extended for seven years until August 31, 2019. The Company has the option to renew the lease for one additional five-year term. Under the Third Amendment, the future base rent payments for the Company’s corporate headquarters will be as follows:

Twelve months ended August 31,	Annual Rate Per Square Foot	Monthly Base Rent
2013	$40.20	$266,623.15
2014	$41.40	$274,582.05
2015	$42.60	$282,540.95
2016	$43.80	$290,499.85
2017	$45.00	$298,458.75
2018	$46.20	$306,417.65
2019	$47.40	$314,376.55

In addition to the above future base rent payments, the Company will be responsible for its pro rata share of expenses and taxes for the building, as defined in the Original Lease and the Third Amendment.

On October 8, 2010, the Company had entered into an amendment (the “Second Amendment”) of the Original Lease. Under the terms of the Second Amendment, the Company reduced the size of the leased premises effective October 31, 2010 from 92,273 square feet to the current 79,589 square feet. For completeness, the Company is filing the Second Amendment under this Current Report under Form 8-K.

The foregoing descriptions of the Second Amendment and the Third Amendment do not purport to be complete, and are qualified in their entirety by reference to the Second Amendment and the Third Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Second Amendment to the Office Lease Agreement by and between the Company and EOP-Peninsula Office Park, L.L.C. dated October 8, 2010.

10.2	Third Amendment to the Office Lease Agreement by and between the Company and EOP-Peninsula Office Park, L.L.C. dated December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Second Amendment to the Office Lease Agreement by and between the Company and EOP-Peninsula Office Park, L.L.C. dated October 8, 2010.

10.2	Third Amendment to the Office Lease Agreement by and between the Company and EOP-Peninsula Office Park, L.L.C. dated December 9, 2011.